Exhibit 10.16

LOAN AGREEMENT

THIS LOAN AGREEMENT (hereinafter called “Agreement”) made and entered into this ____ day of March, 2006, by and between VINEYARD NATIONAL BANCORP, a California corporation, (hereinafter called “Borrower”) and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association having its principal office located in Memphis, Tennessee (“Lender”).

W I T N E S S E T H :

  WHEREAS, the Borrower desires to borrow from Lender Seventy Million Dollars ($70,000,000.00). NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions herein contained, the parties hereto hereby agree as follows:

AGREEMENTS

1. COMMITMENT AND FUNDING.

1.1 The Commitment. Subject to the terms and conditions herein set out, Lender agrees and commits to make a revolving loan (the “Loan”) to Borrower in the amount of Seventy Million Dollars ($70,000,000.00). Such borrowing shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Note (as hereinafter defined).

1.2 Funding. The advance of Loan proceeds hereunder shall be made, upon Borrower’s request, by depositing the same into a demand deposit account with Lender or wire transfer to Borrower’s account. The Loan to Borrower may be made, at Borrower’s request, in one or more advances, each of which shall be subject to the terms and conditions of this Agreement, including but not limited to Sections 2.1 and 2.2 hereof. Advances under the Loan may be requested either orally or in writing by Borrower as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office set forth below. The following persons, acting individually, currently are authorized to request advances and authorize payments under the Loan until Lender receives from Borrower, at Lender’s address set forth below, written notice of revocation of their authority: Norman Morales, President & Chief Executive Officer of Borrower, Gordon Fong, Chief Financial Officer of Borrower, or Terry Snavely, Senior Vice President of Borrower.

1.3 Prepayments. The Borrower may, at its option, at any time and from time to time, without prepayment penalty or premium, prepay the Loan in whole or in part; provided, however, that any such prepayment of principal shall be accompanied by the payment of accrued interest on the amount of such prepayment to the date thereof. Any such prepayment shall be applied to reduce the principal installments under the Note in the inverse order of their maturities, and shall not have the effect of suspending or deferring payments thereunder. Principal amounts repaid by Borrower under the Loan may be re-borrowed from time to time commencing on the date of execution of the promissory note (the “Closing Date”) through the Maturity Date in accordance with this Agreement and the other Loan Documents (defined below).

1.4 Interest Rate. The Loan indebtedness evidenced by the Note shall bear interest from date at the variable rate determined in accordance with the terms and provisions of the Note which will be 90-day LIBOR (as defined in the Note) plus 225 basis points.

1.5 Maturity. The line of credit will expire 364 days from the Closing Date (the “Maturity Date”).

2. CONDITIONS OF LENDING.

2.1 Loan Documents. The obligation of Lender to fund the Loan is subject to the condition precedent that Lender shall have received at or before the execution of this Agreement all of the following in form and substance satisfactory to Lender.

a) A promissory note evidencing the Loan, in a form and substance acceptable to Borrower and Lender, executed by Borrower, as maker (such promissory note together with any renewals, modifications and extensions thereof is herein referred to as the “Note”);

b)	This Loan Agreement;

c)	Current certificates of good standing for the Borrower in the State of California;

d)
Certified corporate resolutions of Borrower authorizing the execution, delivery and performance of this Loan Agreement and of the other instruments and documents to be executed and delivered in connection herewith, and a certified copy of Borrower’s charter and bylaws;

e)
True and exact copies of the current financial statements of the Borrower and its subsidiary, Vineyard Bank (hereinafter called “Bank”). It being understood that Lender is relying upon such audit report and opinion in entering into this Loan Agreement including the unaudited financial statements of Borrower and Bank as of December 31, 2005 and the December 31, 2005 F.R. Y-6 Annual Report and F.R. Y-9 Parent Company only (and Consolidated, if applicable) financial statement(s) filed by Borrower with the Federal Reserve;

f)
The opinion of Borrower’s independent, third party counsel in the form approved by Lender, as to the due organization and valid existence of Borrower, the due authorization and execution by Borrower of the Loan Documents, the validity and enforceability of the Loan Documents against Borrower and such other matters as Lender shall require; and

g)
The Pledge and Security Agreement (hereinafter called “Pledge Agreement”), executed by Borrower, granting to Lender a security interest in 100% of Borrower’s capital stock in Vineyard Bank (“Pledged Shares”) as security for the Line of Credit, together with irrevocable stock powers executed in blank with respect to such Pledged Shares, and the original certificates representing such Pledged Shares.

The Note, this Loan Agreement, and any other documents executed by Borrower in connection herewith shall be referred to hereinafter as the “Loan Documents”.

2.2 Other Conditions. The obligation of the Lender to fund the Loan is subject to each of the following further terms and conditions:

a) At the time of funding, each of the Loan advances hereunder and each of Borrower’s warranties and representations contained herein shall be and remain true and correct in all material respects. In addition, no Event of Default (as defined in Section 6 hereof) shall have occurred and be continuing, and, if requested by Lender, Borrower shall execute a certificate verifying each of such matters to be true in all respects, if such be the case.

b) At the time the loan is funded hereunder, there shall have occurred, in the reasonable opinion of Lender, no material adverse changes in the condition, financial or otherwise, of Borrower or its Bank from that reflected in the financial statements furnished pursuant to Section 2.1 hereof, including without limitation any such material adverse change resulting from or following the Conversion or a Merger, as defined below.

3. REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender to enter into this Agreement and to make the Loan, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Loan Documents and the funding of the Loan) that:

3.1 Corporate Status. Borrower is a corporation duly organized and existing under the laws of the State of California, is duly qualified to do business and is in good standing under the laws of the State of California, and has the corporate power and authority to own its properties and assets and conduct its affairs and business. Lender acknowledges that Borrower has notified Lender of its intent to convert the Bank to a national bank and/or convert the Borrower to a financial holding company (collectively, the “Conversion”). Concurrently with such Conversion, Borrower shall execute, deliver, provide and perform any documents and instruments reasonably required by Lender to ensure the continuing validity, priority and enforceability of the Loan, the Loan Documents and the liens created thereunder notwithstanding such Conversion.

3.2 Corporate Power and Authority. Borrower has full power and authority to enter into this Agreement, to borrow funds contemplated herein, to execute and deliver this Agreement, the Note and other Loan Documents executed and delivered by it, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action; and the officer executing each of the Loan Documents is duly authorized to do so by all necessary corporate action. Any consents or approval of shareholders or directors of Borrower required as a condition to the validity of any Loan Document have been obtained; and each of said Loan Documents is the valid, legal, and binding obligation of Borrower enforceable in accordance with its terms.

3.3 No Violation of Agreements or Law. To Borrower’s knowledge, neither Borrower nor Bank is in default under any indenture, agreement or instrument to which it is a party or by which it may be bound, nor in violation of any state or federal statute, rule, ruling, or regulation governing its operations and the conduct of its business, operations or financial condition of Borrower or Bank. Neither the execution and delivery of the Loan Documents nor the consummation of the transactions herein contemplated, or compliance with the provisions hereof will conflict with, or result in the breach of, or constitute a default under, any indenture, agreement or other instrument to which Borrower is a party or by which it may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower except for the security interest in Borrower’s common stock of the Bank as set forth herein, or violate or be in conflict with any provision of the charter or bylaws of Borrower.

3.4 Compliance With Law; Government Approvals.

(a) To Borrower’s knowledge, Borrower has complied and is complying with all requirements, made all applications, and submitted all reports required by The Bank Holding Company Act of 1956, as amended, and any regulations or rulings issued in connection therewith, and the transaction contemplated hereby will not violate any such statutes, rules, rulings, or regulations nor will the consummation of said actions and transactions cause Borrower to be in violation thereof. Borrower has, if required, received all governmental approvals necessary for the consummation of the transactions described herein.

(b) To Borrower’s knowledge, Borrower has complied and is complying with all other applicable state or federal statutes, rules, rulings and regulations. To Borrower’s knowledge, the borrowing of money as described herein and said actions and transactions will not violate any of such statutes, rules, rulings, or regulations. Borrower has, if required, made all filings and received all governmental or regulatory approvals necessary for the consummation of the transactions described herein.

3.5 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against before any court, arbitrator or governmental or administrative body or agency which, if adversely determined, would result in any material and adverse change in the financial condition, business operation, or properties or assets of the Borrower or Bank. Without limiting the generality of the foregoing, neither Borrower nor Bank is subject to any Supervisory Action (herein defined) by any federal or state bank regulatory authority. As used herein, “Supervisory Action” shall mean and include the issuance by any bank regulatory authority of a letter agreement or memorandum of understanding (regardless of whether consented or agreed to by the party to whom it is addressed); or the issuance by or at the behest of any bank regulatory authority of a cease and desist order, injunction, directive, restraining order, notice of charges, or civil money penalties, against Borrower, Bank or the directors or officers of either of them, whether temporary or permanent.

3.6 Financial Condition. The balance sheets and the related statements of income of Borrower and Bank, which have been delivered to the Lender pursuant to Section 2.1 hereof and the financial reports of Borrower and Bank which will be delivered to Lender pursuant to Section 4.5 hereof are, or will be as of their respective dates and for the respective periods stated therein, complete and correctly and fairly present the financial condition of Borrower and Bank, and the results of their operations, respectively, as of the dates and for the periods stated therein, and have been, or will be as of their respective dates and for the respective periods stated therein, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved. There has been no material adverse change in the business, properties or condition of Borrower or Bank since the date of the financial statement furnished to Lender pursuant to Section 2.1 hereof.

3.7 Tax Liability. Borrower and Bank have filed all tax returns which are required to be filed by them, and have paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by them.

3.8 Subsidiaries. As of the date first above written, Borrower has no subsidiaries and owns stock in no corporation or banking association other than Bank; and, other than Vineyard Service Corporation, Inc., a California corporation, Bank has no subsidiaries and owns no stock in any other corporation.

3.9 Bank Stock. The Pledged Shares are duly authorized and validly issued by the Bank and include all of Borrower’s common stock in the Bank. The total number of shares of common stock of the Bank issued and outstanding as of the date hereof is 1,218,700 shares, of which all 1,218,700 shares are being pledged for this transaction. The Pledged Shares are free and clear of all liens, encumbrances, security interests or pledges except the pledge to Lender described herein; said Pledged Shares are fully paid and non-assessable; the Bank stock certificates delivered to Lender pursuant to the Pledge Agreement will be genuine and comply with applicable laws concerning form, content, and manner of preparation and execution; there are no outstanding warrants or options to acquire any common stock of the Bank; there are no outstanding securities convertible or exchangeable into shares of common stock of the Bank; there are no restrictions on the transfer or pledge of any shares of common stock of the Bank; Borrower has the right to pledge and transfer the Pledged Shares and assign the income therefrom without obtaining the consent of any other person or entity; and the Pledge Agreement creates for the benefit of Lender a first security interest in the Pledged Shares, subject to no other interests or claims.

4.0 AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, until the Note together with interest thereon is paid in full, unless specifically waived by the Lender in writing, Borrower will, or will cause Borrower and Bank to:

4.1 Business and Existence. Both preceding and following any Conversion, perform all things necessary to preserve and keep in full force and effect the existence, rights and franchises of Borrower and Bank and to comply with all laws and regulations then applicable to Borrower and Bank, including, but not limited to, laws and regulations of state and federal authorities applicable to banks, bank holding companies and/or financial holding companies.

4.2 Maintain Property. Maintain, preserve, and protect all properties used or useful in the conduct of Borrower’s and Bank’s business and keep the same in good repair, working order and condition.

4.3 Insurance. At all times keep the insurable properties of Borrower and Bank adequately insured and maintain in force (i) insurance, to such an extent and against such risks, including fire, as is customary with companies in the same or similar business, (ii) necessary workmen’s compensation insurance, fidelity bonds and directors’ and officers’ insurance coverage in amounts reasonably satisfactory to Lender, and (iii) such other insurance as may be required by law; and if reasonably requested by Lender, deliver to the Lender a copy of the bonds and policies providing such coverage and a certificate of Borrower’s or Bank’s chief executive officer, as the case may be, setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.

4.4 Taxes and Liens. Pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Borrower or Bank or upon any of their respective income and profits, or their properties, real, personal or mixed, or any part thereof, before the same shall become delinquent; provided, however, that Borrower and Bank shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the amount or validity thereof shall be contested in good faith by appropriate proceedings.

4.5 Financial Reports. Furnish to Lender (a) as soon as available and in any event within ninety (90) days after the end of each calendar year, consolidated and consolidating balance sheets of Borrower and Bank, as of the end of such year and consolidated and consolidating statements of income of Borrower and Bank for the year then ended, together with the audit report and opinion of independent Certified Public Accountants acceptable to the Lender with respect thereto, such audit report and opinion shall contain no exceptions or qualifications unacceptable to Lender; (b) promptly upon receipt, copies of all management letters and other assessments and recommendations, formal or informal, submitted by the Certified Public Accountants to Borrower or Bank; (c) a copy of Borrower’s FR Y-9 Parent Company Only (and Consolidated, if applicable) financial statement(s) and (d) a copy of Borrower’s F.R. Y-6 Annual Report promptly upon the filing of the same with the Federal Reserve Board; and (e) a copy of Bank’s Quarterly Report of Condition and Income (“Call Report”) promptly upon the filing with the appropriate regulatory agency. The parties hereto acknowledge and agree that Borrower’s filing of its Form 10K report with the Securities and Exchange Commission shall satisfy the provisions of clause (a) of the preceding sentence.

4.6 Regulatory Examinations. If legally permitted to do so, (a) promptly notify Lender upon receipt of any material correspondence, report, memoranda or other written communication between any federal or state regulatory body or authority, with respect to the properties, loans, operations and/or condition of Borrower, Bank or both; and (b) if required by Lender following an Event of Default (defined below), fully and completely assist and cooperate with Lender in requesting approval by such regulatory body or authority of the furnishing to Lender of any such report, and furnish such report to Lender if such approval is given; provided, however, that Lender shall take such steps as may be necessary to assure that all such reports shall remain confidential and shall be used by Lender solely in connection with the administration of the Loan in accordance with the provisions of this Agreement.

4.7 Additional Information. Furnish such other information regarding the operations, business affairs and financial condition of Borrower and Bank as Lender may from time to time reasonably request, including but not limited to true and exact copies of any monthly management reports to their respective directors, their respective tax returns, and all information furnished to shareholders.

4.8 Right of Inspection. Except to the extent, if any, prohibited by applicable law, permit any person designated by Lender, to inspect any of the properties, books and financial and other reports and records of Borrower and Bank, including, but not limited to, all documentation and records pertaining to Bank’s loans, investments and deposits; and to discuss their affairs; finances and accounts with Borrower’s and Bank’s principal officers, at all such reasonable times and as often as Lender may reasonable request; provided, however, prior to the occurrence of an Event of Default, such inspections shall occur no more frequently than once per calendar quarter; provided, further, however, that Lender shall, and shall cause each person designated by Lender to conduct such inspections to, take such steps as may be necessary, to assure that all such inspections, together with the information resulting therefrom, shall remain confidential and shall be used by Lender and such persons solely in connection with the administration of the Loan in accordance with the provisions of this Agreement.

4.9 Notice of Default. At the time of Borrower’s first knowledge or notice, furnish the Lender with written notice of the occurrence of any event or the existence of any condition which constitutes or upon written notice or lapse of time or both would constitute a default or an Event of Default under the terms of this Loan Agreement.

4.10 Compliance with Banking Regulations. At all times be in compliance with, cause Bank to be in compliance with, all banking, bank holding company and other laws, rules and regulations applicable to Borrower or Bank.

4.11 Capital Ratio/Equity Capital Adequacy. Borrower and Bank shall maintain at all times a “Well Capitalized” rating as required by any applicable regulatory authority as such requirement may be revised from time to time; provided, however, Borrower shall maintain a consolidated leverage ratio (Tier 1 Capital to tangible assets) of not less than Seven Percent (7.00%) and Bank not less than $191,961,000 in Capital. For purposes hereof, “Tier 1 Capital” is defined in Appendix A to Title 12, Code of Federal Regulations, Part 225n, Capital Adequacy Guidelines for Bank Holding Companies.

4.12 Loan Loss Reserves. With respect to Bank, maintain at all times loan loss reserves in amounts deemed adequate by all federal and state regulatory authorities.

4.13 Compliance Certificate. Furnish Lender a certificate of compliance duly certified by the Chief Financial Officer of Borrower within thirty (30) days after the end of each calendar quarter stating that Borrower and Bank are in compliance with all terms, covenants and conditions of this Loan Agreement and all related Loan Documents.

5.0 NEGATIVE COVENANTS. Borrower covenants and agrees that, until the indebtedness evidenced by the Note, together with interest, is paid in full, Borrower will not, without the prior written consent of the Lender:

5.1 Indebtedness. Create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness, except for the following indebtedness:

  i) the indebtedness of Borrower under the Loan;

  ii) operating expenses incurred by Borrower in the ordinary course of business;

iii)	indebtedness reflected on Borrower’s financial statements dated as of December 31, 2005;

iv)	federal funds purchased and borrowings from the Federal Home Loan Bank in the ordinary course of business;

v)
that certain proposed borrowing base revolving line of credit secured by a portion of the Bank’s construction loan portfolio to be made by Lender, as “Lead Bank,” and such other lenders that may participate in such loan;

vi)	any indebtedness contemplated under that certain Form S-3 Registration Statement under the Securities Act of 1933 filed with the Securities and Exchange Commission August 31, 2005; and

vii)	Any indebtedness that is not superior or senior in the right of payment to the Loan.

5.2 Dividends, Redemptions and Other Payments. Declare or pay any dividends if an Event of Default has occurred and is continuing under this Agreement or the payment of a dividend would create an Event of Default. The payment of any dividend shall in all respects comply with the Rules and Regulations of the Federal Reserve Board.

5.3 Capital Expenditures. Make or become committed to make, or permit Bank to make or to become committed to make, directly or indirectly, during any calendar year, capital expenditures which for Borrower and Bank exceed amounts deemed acceptable to applicable regulatory authorities.

5.4 Relocation. Cause or permit Borrower or the bank to relocate their principal office, principal banking office, principal registered office or approved charter location except as deemed acceptable to applicable regulatory authorities. Lender will not unreasonably withhold its consent to a relocation as set forth in the preceding sentence. Notwithstanding the provisions of the preceding sentence, Lender hereby consents to the Conversion, subject to the provisions of Section 3.1.

5.5 Sale of Assets. Sell, lease, transfer or dispose of all or any material part of its assets, including the assets of any of its subsidiaries, other than in the normal course of business.

5.6 Mergers, Consolidations and Restructuring. Merge, consolidate with any entity or restructure, or allow the Bank to merge, consolidate with any entity, or restructure (collectively, a “Merger”) other than (i) the Conversion (subject to Section 3.1 hereof), and (ii) one or more Merger transactions where the Borrower or the Bank (as applicable) is the surviving entity and, concurrently with such Merger, Borrower or the Bank (as applicable) executes, delivers, provides and performs any documents and instruments reasonably required by Lender to ensure the continuing validity, priority and enforceability of the Loan, the Loan Documents and the liens created thereunder notwithstanding such Merger.

5.7 Stock. Sell, transfer or otherwise dispose of or further encumber any Pledged Shares or permit the Bank to issue additional shares of stock or rights, options or securities convertible into capital stock of the Bank except in connection with a Merger contemplated under (and subject to the terms and conditions of) clause (ii) of Section 5.6 hereof.

5.8 Charter or By-Law Amendments. Other than in connection with the Conversion (subject to Section 3.1 hereof) or a Merger contemplated under (and subject to the terms and conditions of) clause (ii) of Section 5.6 hereof, adopt, amend or enter into, as applicable (or permit the Bank to adopt, amend or enter into, as applicable), any charter, articles of incorporation, bylaws or other provisions or agreements that would affect in any way the rights, obligations and/or preferences of the Pledged Shares.

6.0 DEFAULT AND REMEDIES.

6.1 Events of Default. Any one or more of the following events shall constitute a default (“Event of Default”) under the terms of this Agreement:

(a) Default in the payment when due of the principal of or interest on the Note.

(b) Default in the performance of any provisions or breach of any covenant of this Agreement or any other Loan Document.

(c) If any representation or warranty or any other statement of fact contained herein, in any other Loan Document, or in any writing, certificate, or report or statement at any time furnished to Lender pursuant to or in connection with this Agreement shall prove to be false or misleading in any material respect.

(d) If Borrower or Bank files a petition in bankruptcy or seeks reorganization or arrangements under the Bankruptcy Code (as it now exists or as amended); is unable or admits in writing its inability to pay its debts as they become due or is not generally paying its debts as they come due; makes an assignment for the benefit of creditors; has a receiver, custodian or trustee appointed voluntarily or involuntarily, for its property; or is adjudicated bankrupt; or if an involuntary petition is filed in bankruptcy, for reorganization or arrangements, or for the appointment of a receiver, custodian or trustee of Borrower or Bank on their respective properties and if Borrower or Bank either acquiesce therein or fails to have such petition dismissed within sixty (60) days of the filing thereof.

(e) If Bank shall fail to maintain an annualized return on total average assets of at least Ninety one hundredths of one percent (.90%) as of the date of all financial reports required by regulatory authorities. “Total average assets” shall be deemed to mean the year-to-date average of total assets of Bank.

(f) If the Bank’s non-performing loans exceed Two and one quarter percent (2.25%) of the Bank’s gross loans. For purposes hereof, “non-performing loans” shall be defined as the sum of all loans whose installments or prepayments are 90 days or more past due plus all loans that are on non-accrual plus those loans which have been renegotiated (as defined by the regulatory agencies) or restructured to provide a reduction in either interest or principal because of a deterioration in the financial position of the borrower.

(g) If there shall at any time occur without the prior written approval of Lender a change in control (including any change in control under the Change in Bank Control Act of 1978, as amended, and any transaction or restructuring which requires approval under the Bank Holding Company Act of 1956, as amended) of Bank or Borrower.

(h) If there shall occur the issuance by or at the request of any bank regulatory authority of any Supervisory Action (as defined in Section 3.5 hereof) or the taking by Borrower or Bank of any action of the sort described in Section 3.5 to prevent or forestall the imposition by such bank regulatory authority of any such Supervisory Action.

(i) If Borrower or Bank shall default beyond any applicable cure or grace period in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other loan facility of Borrower or Bank now or hereafter owed to Lender.

6.2 Cure Periods. If any Event of Default, other than a payment default (whether of principal, interest or any other sum required to be paid under any Loan Documents) or a default under paragraphs 6.1(d) or 6.1(i) hereof, is curable and if Borrower has not been given notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such Event of Default: (1) cures the default within fifteen (15) days after receipt of such notice; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in its reasonable discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps to cure the default within ninety (90) days after delivery of Lender’s original default notice.

6.3 Remedies. If an Event of Default shall occur, at any time thereafter, Lender may, at its option without demand or notice (except as otherwise provided herein), the same being expressly waived, declare the Loan, with interest thereon, to be immediately due and payable, and may proceed to exercise all rights and remedies available under the Loan Documents, at law or in equity, concurrently or sequentially, in such order as Lender may elect, all such rights and remedies being cumulative.

7.0 MISCELLANEOUS.

7.1 Amendments. The provisions of this Loan Agreement and the other Loan Documents may be amended or modified only by an instrument in writing signed by the parties thereto.

7.2 Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, certified mail, return receipt requested or personally delivered or delivered by recognized overnight courier service such as Federal Express, if to the Borrower, at 8105 Irvine Center Drive, Suite 600, Irvine, CA 92618 attention: Gordon Fong, CFO, and if to the Lender, to it at 845 Crossover Lane, Suite 150, Memphis, Tennessee, 38117, Attention: Correspondent Services; or as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to delivery with the terms of this Section 7.2. All such notices and other communications shall be effective (i) if mailed, when received or three business days after mailing, whichever is earlier; or (ii) if personally delivered, upon delivery; or (iii) if sent by a recognized overnight courier service, on the next business day after being deposited with such overnight courier service.

7.3 No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Waiver of any right, power, or privilege hereunder or under any instrument or document now or hereafter evidencing or securing the Loan is a waiver only as to the specified item. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

7.4 Binding Effect. This Loan Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest therein without the prior written consent of Lender.

7.5 Governing Law. This Loan Agreement shall be governed and construed in accordance with the laws of the State of Tennessee.

7.6 Venue of Actions. As an integral part of the consideration for the making of the Loan hereunder, it is expressly understood and agreed that no suit or action shall be commenced by Borrower, or by any successors, personal representatives or assignees of it, with respect to the Loan contemplated hereby, or with respect to any of the Loan Documents, other than in a state court of competent jurisdiction in and for the County of the State in which the principal place of business of the Lender is situated, or in the United States District Court for the District in which the principal place of business of the Lender is situated, and not elsewhere. Nothing in this paragraph contained shall prohibit Lender from instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder or under any other Loan Document, but the parties stipulate and agree that the courts specified in the preceding sentence of this section shall be an appropriate forum for any such suit.

7.7 Terminology; Section Headings. All personal pronouns used in this Loan Agreement whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular of any such pronoun or of any term defined herein shall include the plural, and vice versa. Section headings are for convenience only and neither limit nor amplify the provisions of this Loan Agreement.

7.8 Enforceability of Agreement. Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable, all other provisions nevertheless, shall remain effective and binding on the parties hereto. In the event that the provisions of the Note or this Loan Agreement governing the determination of the rate of interest on the Loan should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining the same, the Loan indebtedness shall bear interest at the maximum effective variable contract rate which may be charged by Lender under applicable law from time to time in effect.

7.9 Interest Limitations. It is the intention of the parties hereto to comply strictly with all applicable usury laws; and, accordingly, in no event and upon no contingency shall Lender ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate for which Borrower may lawfully contract under applicable law, from time to time in effect. Any provision hereof, or of any other agreement executed by Borrower that would otherwise operate to bind, obligate or compel Borrower to pay interest in excess of such maximum lawful rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provisions of this paragraph shall be given precedence over any other provisions contained herein or in any other agreement applicable to the Loan, that is in conflict with the provisions of this paragraph.

7.10 Non-Control. In no event shall Lender’s rights hereunder be deemed to indicate that Lender is in control of the business, management or properties of Borrower or Bank or has power over the daily management functions and operating decisions made by Borrower or Bank.

7.11 Fees and Expenses. Borrower agrees to pay Lender a fee of Ten Thousand Dollars ($10,000) for actual out-of-pocket expenses, including due diligence expenses, incurred by Lender in connection with the development, preparation, execution, recording of loan and loan documents. In addition to such $10,000.00, Borrower shall pay Lender’s legal fees. Any expenses related to future amendment, administration or enforcement of, or the preservation of any rights under this Loan Agreement and the other Loan Documents, or the collection of the Loan therefore will also be at the expense of the Borrower.

7.12 Indemnification. Borrower hereby agrees to indemnify Lender against, and hold Lender harmless from, any and all claims, suits and damages asserted against Lender by any person or entity arising out of or asserted with respect to the transactions contemplated by this Loan Agreement and shall pay all attorneys’ fees and costs in connection with the defense of any such claim; provided, however, Borrower shall have no obligation to indemnify Lender to the extent such claims, suits or damages arise from or relate to Lender’s gross negligence or willful misconduct.

7.13 Borrower’s Knowledge. As used herein, the terms “to the knowledge of the Borrower,” “Borrower’s first knowledge or notice,” and “to Borrower’s knowledge” shall mean the knowledge of the officers and employees of the Bank directly engaged in the transactions contemplated under the Loan Documents.

7.14 Further Assurances. Borrower agrees to furnish a current financial statement upon the request of Lender from time to time, and further agrees to execute and deliver all other instruments and take such other actions as Lender may from time to time reasonably request in order to carry out the provisions and intent hereof.

7.15 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH WHETHER NOW EXISTING OR HEREAFTER ARISING: AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER

VINEYARD NATIONAL BANCORP

By:_/s/ Gordon Fong___________________________

Name:_Gordon Fong ____________________________

Title:_Executive Vice President and Chief Financial Officer

ATTEST

By:_/s/ Terry Snavely___________________________

Name:_Terry Snavely___________________________

Title:_Senior Vice President and Controller___________

LENDER

FIRST TENNESSE BANK,
National Association

By:_/s/ David House___________________________

Name:_David House___________________________

Title:_Vice President___________________________